EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 1999, accompanying the financial statements of Design Bas, Incorporated which appear in the Registration Statement on Form S-1, Registration No. 333-74795.


FRIEDMAN, MINSK, COLE & FASTOVSKY


Friedman, Minsk, Cole & Fastovsky
August 25, 1999

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INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 15, 1999, except for Note 9, as to which the date is March 9, 1999 and Note 12, as to which the date is June 28, 1999, accompanying the financial statements which appear in the Registration Statement on Form S-1, Registration No. 333-74795.


FRIEDMAN, MINSK, COLE & FASTOVSKY


Friedman, Minsk, Cole & Fastovsky
August 25, 1999